Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Patrick Morley, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Carbon Black, Inc. for the fiscal year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Carbon Black, Inc.

Date: March 8, 2019	By:	/s/ Patrick Morley
	Name:	Patrick Morley
	Title:	Chief Executive Officer and President
(Principal Executive Officer)

I, Mark P. Sullivan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Carbon Black, Inc. for the fiscal year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Carbon Black, Inc.

Date: March 8, 2019	By:	/s/ Mark P. Sullivan
	Name:	Mark P. Sullivan
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)